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                                                                  EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration
Statement on Form S-8 (Registration No. 33-67332) and the Registration Statement on Form S-3 (Registration No. 33- 72236) of Stone Energy Corporation (the "Company") of our report dated September 25, 1997 relating to the Statements of Revenues and Direct Operating Expenses for the year ended December 31, 1996 of Aviara Energy Corporation's Interest in the Vermilion Block 255 Field, which appears in the Company's Amendment No. 1 to Form 8-K on Form 8-K/A.




                                                /s/ KPMG Peat Marwick LLP

                                                KPMG Peat Marwick LLP


Dallas, Texas
October 14, 1997